UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2015

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 26, 2015, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 28, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 27, 2015	By:	/s/ Temple Weiss
Temple Weiss
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 26, 2015

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2014 Fourth Quarter and Fiscal Year

IRVING, Texas - February 26, 2015 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its fourth quarter ended December 28, 2014.

“We are encouraged by the momentum of our business, as we showed stronger performance in the second half of the year than the first half,” said Tom Leverton, Chief Executive Officer. “We have assembled an outstanding management team that is focused on driving improvements in all aspects of our operations, marketing and support of our Chuck E. Cheese’s stores and brand. In addition, we are pleased with the performance of our Peter Piper Pizza stores and excited about opportunities to further enhance their growth.”

Fourth Quarter Results

Total revenues for the fourth quarter of 2014 increased 6.8%, or $12.2 million, over the prior year to $190.7 million. The increase primarily related to additional revenues of $12.3 million resulting from the Peter Piper Pizza acquisition, which closed in October 2014. Same store sales for the fourth quarter for Chuck E. Cheese’s stores declined 1.4% from the prior year period. Same store sales for the fourth quarter for Peter Piper Pizza stores increased 3.4% over the prior year, which includes periods in which the Company did not own Peter Piper Pizza.

Adjusted EBITDA for the fourth quarter of 2014 increased 8.4%, or $2.5 million, over the prior year to $31.8 million. The increase primarily related to $2.9 million in additional Adjusted EBITDA resulting from the Peter Piper Pizza acquisition. Adjusted EBITDA represents net loss adjusted to exclude income taxes, interest income and expense, asset impairments, depreciation and amortization, the effects of acquisition accounting adjustments, transaction costs and certain non-cash and unusual items, as well as other adjustments required or permitted in calculating covenant compliance under the agreements governing the Company’s indebtedness. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Financial Measures” below, which includes a reconciliation of net loss to Adjusted EBITDA.

The Company reported a net loss of $22.2 million for the fourth quarter of 2014, compared to a net loss of $0.1 million for the fourth quarter of 2013. The increase in the net loss is primarily due to transaction costs related to the acquisition of Peter Piper Pizza, an increase in depreciation and amortization expense resulting from purchase accounting and additional interest expense.

Fiscal Year Results

Total revenues for the fiscal year 2014 increased 1.4%, or $11.1 million, over the prior year to $832.8 million. The increase primarily related to additional revenues from new Chuck E. Cheese’s store openings and additional revenues of $12.3 million resulting from the Peter Piper Pizza acquisition, which closed in October 2014. Same store sales for the fiscal year 2014 for Chuck E. Cheese’s stores declined 2.2% from the prior year. Same store sales for the fiscal year 2014 for Peter Piper Pizza stores increased 4.6% over the prior year, which includes periods in which the Company did not own Peter Piper Pizza.

Adjusted EBITDA for the fiscal year 2014 increased 5.0%, or $9.3 million, over the prior year to $195.4 million. The increase is a result of increased revenues from new store openings in 2014, store and corporate cost reduction efforts and $2.9 million in additional Adjusted EBITDA resulting from the Peter Piper Pizza acquisition.

The Company reported a net loss of $61.4 million for the fiscal year 2014, compared to net income of $47.8 million for the fiscal year 2013. The change to a net loss is primarily due to transaction costs related to the Company’s going-private transaction, sale-leaseback arrangements of certain of its stores, and the acquisition of Peter Piper Pizza; an increase in depreciation and amortization expense resulting from purchase accounting; and additional interest expense.

Balance Sheet and Liquidity

As of December 28, 2014, cash and cash equivalents were $111.0 million with no borrowings drawn under the Company’s $150.0 million revolving credit facility. Capital expenditures were $74.4 million for the fiscal year 2014, of which $39.8 million related to growth, including new store development, major remodels, store expansions and major attractions.

As of December 28, 2014, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese's	Peter Piper Pizza	Total
Company operated	527	32	559
Domestic franchised	32	62	94
International franchised	30	48	78
Total	589	142	731

Conference Call Information:
The Company will host a conference call for investors and other interested parties beginning at 9:00 a.m. Central Time on Friday, February 27, 2015. The call can be accessed by dialing (844) 339-5300 or (815) 680-6282 for international participants and conference code 87179745. The replay of the call will be available from 12:00 p.m. Central Time on February 27, 2015 through midnight Central Time on March 6, 2015. The replay of the call can be accessed by dialing (855) 859-2056 or (404) 537-3406 for international participants.

About CEC Entertainment, Inc.
For more than 35 years, CEC Entertainment has served as a nationally recognized leader in family dining and entertainment. The Company and its franchisees operate a system of more than 575 Chuck E. Cheese’s stores and 140 Peter Piper Pizza stores, with stores located in 47 states and 11 foreign countries or territories. For more information, please visit www.chuckecheese.com.

Investor Inquiries:                            Media Inquiries:
Temple Weiss                                Erin Kanter
EVP & CFO                                Public Relations
CEC Entertainment, Inc.                             Richards Partners
972-258-4525                                214-891-5848
tweiss@cecentertainment.com                         erin_kanter@richards.com

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the GAAP financial measure most directly comparable to Adjusted EBITDA is set forth in tables accompanying this release.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this report, other than historical information, may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as "may," "should," "could," "believe," "predict," "potential," "continue," "plan," "intend," expect," "anticipate," "future," "project," "estimate," and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in "Risk Factors" of the Company's prospectus filed with the Securities and Exchange Commission on October 14, 2014. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the United States and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Expansion in international markets;

•	Our ability to successfully integrate the operations of companies we acquire;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Existence or occurrence of certain public health issues;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Litigation risks associated with our merger.

The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Merger
On February 14, 2014, the Company announced the completion of the acquisition of CEC Entertainment, Inc. by an affiliate of Apollo Global Management, LLC ("Apollo"). The acquisition is referred to as the "Merger". The accompanying consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor) based on the mathematical combination of the Successor and Predecessor periods in the twelve months ended December 28, 2014. Although this combined presentation does not comply with GAAP, the Company believes that it provides a meaningful method of comparison.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 28, 2014		December 29, 2013		December 28, 2014		December 29, 2013
	(Successor)		(Predecessor)		(Combined)		(Predecessor)
REVENUES:
Food and beverage sales	$83,499	43.8%	$79,096	44.3%	$358,593	43.1%	$368,584	44.9%
Entertainment and merchandise sales	104,253	54.7%	98,198	55.0%	467,061	56.1%	448,155	54.5%
Total Company store sales	187,752	98.4%	177,294	99.3%	825,654	99.1%	816,739	99.4%
Franchise fees and royalties	2,990	1.6%	1,274	0.7%	7,170	0.9%	4,982	0.6%
Total revenues	190,742	100.0%	178,568	100.0%	832,824	100.0%	821,721	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	22,746	27.2%	20,548	26.0%	92,281	25.7%	90,363	24.5%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,182	6.9%	6,519	6.6%	28,337	6.1%	29,775	6.6%
Total cost of food, beverage, entertainment and merchandise (3)	29,928	15.9%	27,067	15.3%	120,618	14.6%	120,138	14.7%
Labor expenses (3)	57,074	30.4%	54,763	30.9%	232,853	28.2%	229,172	28.1%
Depreciation and amortization (3)	31,810	16.9%	19,501	11.0%	125,684	15.2%	78,167	9.6%
Rent expense (3)	23,686	12.6%	19,815	11.2%	89,063	10.8%	78,463	9.6%
Other store operating expenses (3)	35,795	19.1%	32,260	18.2%	135,656	16.4%	131,035	16.0%
Total Company store operating costs (3)	178,293	95.0%	153,406	86.5%	703,874	85.3%	636,975	78.0%
Other costs and expenses:
Advertising expense	8,900	4.7%	8,257	4.6%	39,605	4.8%	41,217	5.0%
General and administrative expenses	17,393	9.1%	13,741	7.7%	57,932	7.0%	56,691	6.9%
Transaction and severance costs	5,495	2.9%	316	0.2%	60,392	7.3%	316	—%
Asset impairments	407	0.2%	2,288	1.3%	407	—%	3,051	0.4%
Total operating costs and expenses	210,488	110.4%	178,008	99.7%	862,210	103.5%	738,250	89.8%
Operating income (loss)	(19,746)	(10.4)%	560	0.3%	(29,386)	(3.5)%	83,471	10.2%
Interest expense	17,696	9.3%	1,944	1.1%	62,103	7.5%	7,453	0.9%
Income (loss) before income taxes	(37,442)	(19.6)%	(1,384)	(0.8)%	(91,489)	(11.0)%	76,018	9.3%
Income tax (benefit) expense	(15,289)	(8.0)%	(1,273)	(0.7)%	(30,105)	(3.6)%	28,194	3.4%
Net income (loss)	$(22,153)	(11.6)%	$(111)	(0.1)%	$(61,384)	(7.4)%	$47,824	5.8%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)Percentage amount expressed as a percentage of food and beverage sales.
(2)Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)Percentage amount reflected as a percentage of Company store sales.
(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 28, 2014	December 29, 2013
	(Successor)	(Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$110,994	$20,686
Other current assets	62,651	66,333
Total current assets	173,645	87,019
Property and equipment, net	681,972	691,454
Goodwill	483,444	3,458
Intangible assets, net	491,400	—
Deferred financing costs, net	24,087	1,268
Other noncurrent assets	9,595	8,412
Total assets	$1,864,143	$791,611
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$9,545	$—
Capital lease obligations, current portion	408	1,014
Other current liabilities	107,242	85,692
Total current liabilities	117,195	86,706
Capital lease obligations, less current portion	15,476	20,365
Bank indebtedness and other long-term debt, less current portion	998,441	361,500
Deferred tax liability	222,915	57,831
Other noncurrent liabilities	217,530	104,441
Total liabilities	1,571,557	630,843
Stockholders’ equity:
Predecessor: Common stock, $0.10 par value; authorized 100,000,000 shares; 61,865,495 shares issued as of December 29, 2013	—	6,187
Successor: Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of December 28, 2014	—	—
Capital in excess of par value	355,587	453,702
Retained earnings (deficit)	(62,088)	853,464
Accumulated other comprehensive income (loss)	(913)	4,764
Less Predecessor treasury stock, at cost; 44,341,225 shares as of December 29, 2013	—	(1,157,349)
Total stockholders’ equity	292,586	160,768
Total liabilities and stockholders’ equity	$1,864,143	$791,611

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Twelve Months Ended
	December 28, 2014	December 29, 2013
	(Combined)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(61,384)	$47,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,439	79,028
Deferred income taxes	(62,996)	(3,025)
Stock-based compensation expense	12,928	8,481
Amortization of lease-related liabilities	72	(2,355)
Amortization of original issue discount and deferred financing costs	4,020	448
Loss on asset disposals, net	7,943	3,309
Asset impairments	407	3,051
Other adjustments	1,339	135
Changes in operating assets and liabilities:
Operating assets	272	(1,060)
Operating liabilities	39,365	2,828
Net cash provided by operating activities	70,405	138,664
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Predecessor	(946,898)	—
Acquisition of Peter Piper Pizza	(113,142)	—
Purchases of property and equipment	(72,267)	(74,085)
Other investing activities	(1,637)	3,143
Net cash used in investing activities	(1,133,944)	(70,942)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured credit facilities, net of original issue discount	756,200	—
Proceeds from senior notes	255,000	—
Repayment of Predecessor Facility	(348,000)	—
Repayments on senior term loan	(3,807)	—
Net repayments on revolving credit facility	(13,500)	(28,000)
Proceeds from sale leaseback transaction	183,685	—
Payment of debt financing costs	(27,575)	—
Equity contribution	350,000	—
Other financing activities	2,601	(38,031)
Net cash provided by (used in) financing activities	1,154,604	(66,031)
Effect of foreign exchange rate changes on cash	(757)	(641)
Change in cash and cash equivalents	90,308	1,050
Cash and cash equivalents at beginning of year	20,686	19,636
Cash and cash equivalents at end of year	$110,994	$20,686

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

The following table sets forth a reconciliation of net income to Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Twelve Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Total revenues	$190,742	$178,568	$832,824	$821,721
Net income (loss) as reported	$(22,153)	$(111)	$(61,384)	$47,824
Interest expense	17,696	1,944	62,103	7,453
Income tax expense (benefit)	(15,289)	(1,273)	(30,105)	28,194
Depreciation and amortization	33,173	19,759	128,439	79,028
Non-cash impairments, gain or loss on disposal	4,618	4,893	10,135	6,360
Non-cash stock-based compensation	512	2,012	13,342	8,481
Rent expense book to cash	2,147	43	9,426	714
Franchise revenue, net cash received	381	—	2,585	—
Impact of purchase accounting	473	—	1,496	—
Store pre-opening costs	681	779	1,297	2,057
One-time items	8,577	(467)	54,944	(40)
Cost savings initiatives	947	1,725	3,145	6,060
Adjusted EBITDA	$31,763	$29,304	$195,423	$186,131
Adjusted EBITDA as a percent of total revenues	16.7%	16.4%	23.5%	22.7%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization and adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction costs, and certain non-cash and unusual items, as well as other adjustments required or permitted in calculating covenant compliance under the indenture and/or our Secured Credit Facilities.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
Number of Company-owned stores:
Beginning of period	522	518	522	514
New (1)	5	5	11	13
Acquired by the Company (2)	32	—	32	—
Acquired from franchisee	—	—	1	—
Closed (1)	—	(1)	(7)	(5)
End of period	559	522	559	522
Number of franchised stores:
Beginning of period	57	53	55	51
New (3)	6	2	10	6
Acquired by the Company (2)	110	—	110	—
Acquired from franchisee	—	—	(1)	—
Closed (3)	(1)	—	(2)	(2)
End of period	172	55	172	55
Total number of stores:
Beginning of period	579	571	577	565
New (4)	11	7	21	19
Acquired by the Company (2)	142	—	142	—
Acquired from franchisee	—	—	—	—
Closed (4)	(1)	(1)	(9)	(7)
End of period	731	577	731	577
___________________

(1)	The number of new and closed Company-owned stores during 2014 and 2013 included two and one stores, respectively, that were relocated.

(2)	In October 2014 we acquired Peter Piper Pizza, including 32 company-owned stores and 110 franchised stores.

(3)	The number of new and closed franchise stores during 2014 and 2013 included one store that was relocated.

(4)	The number of new and closed stores during 2014 and 2013 included three and one stores, respectively, that were relocated.